Exhibit 10.1


                        ROCHESTER COMMUNITY SAVINGS BANK

                        SENIOR EXECUTIVE SEVERANCE PLAN


      1. Preamble and Statement of Purpose. The purpose of this Plan is to assure that Rochester Community Savings Bank ("RCSB") will have the continued dedication of, and the availability of objective advice and counsel from, key executives of RCSB and its affiliates (the "RCSB Entities") notwithstanding the possibility, threat or occurrence of a Change in Control of RCSB Financial Inc. ("RCSB Financial"), the parent company of RCSB.

        In the event RCSB Financial receives any proposals from a third person concerning a possible business combination with RCSB Financial, or acquisition of RCSB Financial's equity securities, or the possibility of a change in control of RCSB Financial otherwise arises, the Board of Directors of RCSB (the "Board") believes it imperative that the Board and the RCSB Entities be able to rely upon key executives to continue in their positions and be available for advice, if requested, without concern that those individuals might be distracted by the personal uncertainties and risks inherent in such situations. In addition to their regular duties, under such circumstances, such key executives may be called upon to, among other things, assist in the assessment of proposals, and provide advice as to whether such proposals would be in the best interest of RCSB, the RCSB Entities and RCSB Financial's shareholders.

      2. Eligible Executives. An executive who is employed by the RCSB Entities shall be covered by this Plan and eligible for benefits hereunder upon being designated by the Board as being covered by this Plan. Each executive who is designated by the Board as being covered by this Plan shall be designated as either a "Group A Executive" or a "Group B Executive" for purposes of this Plan. For purposes of this Plan, an executive who has been designated either as a Group A Executive or a Group B Executive is herein referred to as an "Executive." An Executive shall cease to be covered by this Plan when notified by the Board that the Board has determined to remove the Executive from coverage under the Plan; provided, however, that no such determination that an Executive shall be removed from coverage under the Plan may be made (i) for a two-year period (a three-year period in the case of a Group A Executive) commencing as of the date of a Change in Control or (ii) during any period that a Potential Change in Control exists.



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      3.  Severance Payments   and  Benefits.   Subject  to  Sections 3(d) and
3(g) hereof, RCSB shall provide to an Executive the payments and benefits described in this Section 3 upon the termination of the Executive's employment within two years following a Change in Control, unless such termination is (i) by RCSB or an RCSB Entity for Cause, (ii) by reason of death, Disability or Retirement, or (iii) by the Executive without Good Reason. An Executive's employment shall be deemed to have been terminated following a Change in Control by the RCSB Entities without Cause or by the Executive with Good Reason if the Executive's employment is terminated prior to a Change in Control without Cause at the direction of a Person who has entered into an agreement with RCSB Financial the consummation of which will constitute a Change in Control or if the Executive terminates his employment with Good Reason prior to a Change in Control (determined by treating a Potential Change in Control as a Change in Control in applying the definition of Good Reason) if the circumstance or event which constitutes Good Reason occurs at the direction of such Person.

        (a)  Severance  Payment.    RCSB shall  pay  to the  Executive  a lump
sum severance payment, in cash, equal to the Severance Payment Factor multiplied by the sum of (i) the Executive's Annual Base Salary and (ii) the Executive's Annual Bonus. Such lump sum cash payment shall be made within five business days of an Executive's Date of Termination.

        (b) Continued Welfare Benefits. The Executive's participation in life, medical and dental insurance plans (the "RCSB Welfare Plans") maintained by the RCSB Entities shall, at the election of the Executive made within ten days of his Date of Termination, be continued during the Coverage Period at a cost to the Executive that is commensurate with the cost incurred by the Executive immediately prior to the Executive's Date of Termination; provided, however, that the Executive's coverage under the RCSB Welfare Plans shall cease upon the Executive becoming eligible for coverage under substantially similar plans of a new employer. Notwithstanding the foregoing, if the Executive becomes employed by a new employer that maintains a medical and/or dental plan that either (i) does not cover the Executive or a family member or dependent with respect to a preexisting condition that was covered under the applicable RCSB Welfare Plan, or (ii) does not cover the Executive or a family member or dependent for a designated waiting period, the Executive's coverage under the applicable RCSB Welfare Plan shall continue until the earlier of: (I) the end of the applicable period of noncoverage under the new employer's plan, or (ii) the expiration of the Coverage Period. RCSB may condition the provision of anybenefits under this
Section 3(b) upon the



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Executive  agreeing  in  writing  to  report to RCSB any coverage and benefits actually  received  by  the  Executive or made available to the Executive from
such  other  employer(s).   The Executive shall be entitled to elect to change
his level of coverage and/or his choice of coverage options (such as Executive only or family medical coverage) with respect to the RCSB Welfare Plans to the same extent that actively employed executives of the RCSB Entities are permitted to make such changes; provided, however, that in the event of any such changes the Executive shall pay the amount of any cost increase that would actually be paid by an actively employed executive of the RCSB Entities by reason of making the same change in his level of coverage or coverage options.

        (c) Incentive Compensation. RCSB shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any incentive compensation which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding his Date of Termination under any incentive compensation plan maintained by any of the RCSB Entities but that has not yet been paid, (ii) any incentive compensation that has been deferred (and has not been paid as of the Executive's Date of Termination) under any plan maintained by any of the RCSB Entities, and (iii) a pro rata portion calculated through the Executive's Date of Termination of the aggregate value of all contingent incentive compensation awards to the Executive for all uncompleted periods under any incentive compensation plan maintained by any of the RCSB Entities-, with the amount of the payment with respect to each such award being equal to the product of (x) and (y), where (x) is an amount equal to the target bonus amount which the Executive could earn for the year in which the Date of Termination occurs pursuant to the applicable plan assuming that 100% of any objectives or goals provided for thereunder had been met for that year, and (y) is a fraction the numerator of which is the number of days from and including the first day of the year in which the Date of Termination occurs until (and including) the Executive's Date of Termination and the denominator of which is 365 days. Such lump-sum cash payment shall be made within five business days of the Executive's Date of Termination.

        (d) Reduction in Severance Pay. In the case of an Executive who has not, as of his Date of Termination, been employed by the RCSB Entities for a period of at least five years, the payment provided for by Section 3(a) hereof shall instead be a percentage of such amount, as follows:



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Period of Employment                        Percentage
------------------------------------------------------
4 years or more, but less than 5 years          90%
3 years or more, but less than 4 years          70%
2 years or more, but less than 3 years          50%
Less than 2 years                               40%

        (e) Split Dollar Life Insurance. Within five business days of the Executive's Date of Termination, RCSB shall transfer and assign to Executive RCSB's rights under, and entire interest in, the split dollar life insurance policy covering Executive without any payment to the Bank on the part of the Executive.
        (f) Rights Under Certain Other Plans. The Executive also shall be entitled to the total retirement benefits payable under the retirement plans of the RCSB Entities or any successor plans of the RCSB Entities, in the manner and in the amount prescribed by such plans.

        Limitation on Certain Parachute Payments. Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the RCSB Entities, any Person whose actions result in a Change in Control or any Person affiliated with the RCSB Entities or such Person) (all such payments and benefits, including the Severance Benefits, being hereinafter called the "Total Benefits") would be subject (in whole or part), to the Excise Tax, then RCSB shall cause the following to occur:

        (i) Tax counsel selected by RCSB's independent auditors and acceptable to the Executive ("Tax Counsel") shall compute the net present value to the Executive of the Total Payments after reduction for the Excise Tax and for any federal, state, or local income taxes that would be imposed on the Executive if such Total Payments constituted the Executive's sole taxable income; and

        (ii) Tax  Counsel  shall  next   compute  the maximum amount of Total
Payments that can be provided without any such Total Payments being subject to the Excise Tax and reduce that amount by the amount of any federal, state and local income taxes that would be imposed on the Executive if such reduced Total Payments constituted the Executive's sole taxable income.



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          If the amount determined under clause (i) does not exceed the amount determined under clause (ii) by more than $10,000, then the Severance Benefits shall be reduced to the extent necessary so that no portion of the Total Benefits is subject to the Excise Tax. For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax,
(i) no portion of the Total Benefits the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the Date of Termination shall be taken into account and (ii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Benefits shall be determined by RCSB's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

      4.  Miscellaneous.

        (a) Reimbursement of Legal Costs. RCSB shall pay to an Executive all legal fees and expenses incurred by the Executive in seeking to obtain or enforce in good faith any right or benefit provided by this Plan. Such payments shall be made within five (5) business days after delivery of the Executive's respective written requests for payment accompanied by such evidence of fees and expenses incurred as the RCSB reasonably may require.

        (b) No Right to Continued Employment. Nothing in the Plan shall be deemed to give any Executive the right to be retained in the employ of the RCSB Entities, or to interfere with the right of the RCSB Entities to discharge an Executive at any time and for any lawful reason, with or without notice, subject in all cases to the terms of this Plan.

        (c) No Assignment of Benefits. Except as otherwise provided herein or by law, no right or interest of any Executive under this Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Executive under the Plan shall be liable for, or subject to, any obligation or liability of such Executive.

        (d) Death. This Plan shall inure to the benefit of and be enforceable by an Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If an Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued



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to  live, all such amounts, unless otherwise provided herein, shall be paid in
accordance   with  the  terms  of   this  Plan   to  the  executors,  personal
representatives or administrators of the Executive's estate.

        (e) Incompetency. Any benefit payable to or for the benefit of an Executive, if legally incompetent or incapable of giving a receipt therefor shall be deemed paid when paid to such Executive's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge RCSB and all other parties with respect thereto.

        (f) Reduction of Benefits By Legally Required Benefits. Notwithstanding any other provision of this Plan to the contrary, if any of the RCSB Entities is obligated by law or by contract (other than under this Plan) to pay severance pay, a termination indemnity, notice pay, or the like, to an Executive or if any of the RCSB Entities is obligated by law or by contract to provide advance notice of separation ("Notice Period") to an Executive, then any Severance Benefits payable to the Executive hereunder shall be reduced by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any pay received during any Notice Period.

        (g) Enforceability. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

        (h) No Mitigation. RCSB agrees that if an Executive becomes entitled to the payments and benefits provided for by Section 3 hereof, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable or benefits provided to the Executive pursuant to this Plan. Further, the amount of any payment or benefit provided for under this Plan (other than to the extent provided in Section 3(b) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, or by offset against any amount claimed to be owed by the Executive to the RCSB Entities, or otherwise.

        (i) Successors. In addition to any obligations imposed by law upon any successor to RCSB, RCSB shall be obligated to require any successor (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business and/or assets of RCSB to



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expressly  assume RCSB's obligations under this Plan in the same manner and to
the  same  extent  that  RCSB  would  be   required  to perform it if no such
succession   had  taken   place.     The    failure      of      RCSB       to
obtain such assumption and agreement prior to the effectiveness of any such succession shall entitle each Executive to compensation and benefits from RCSB in the same amount and on the same terms as each such Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason immediately following a Change in Control. For purposes of this Plan: (A) the term "RCSB" includes any successor to RCSB's business and/or assets which successor expressly agrees to assume RCSB's obligations under this Plan in accordance with the preceding provisions of this Section 4(i); (B) the term "RCSB Entities" includes any successor(s) to the business and/or assets of the RCSB Entities; and (C) the term "RCSB Financial" includes any successor to the business and/or assets of RCSB Financial, except for purposes of determining whether or not any Change in Control of RCSB Financial has occurred in connection with such succession.

        (j) Waiver. No term or condition of this Plan shall be deemed to have been waived, nor shall there be any estoppel against enforcement of any provision of this Plan, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

        (k) Withholding Taxes. The provision of payments and benefits hereunder to an Executive shall be subject to satisfaction by an Executive of any applicable withholding required under federal, state or local law and any additional withholding to which an Executive has agreed.

        (l) Rules of Construction. The masculine pronoun wherever used shall include the feminine pronoun, and the singular shall include the plural unless the context clearly indicates the distinction. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Plan.

        (m) Notices. Any notice or other communication required or permitted pursuant to the terms hereof shall be deemed to have been duly given when delivered or mailed by United States Mail, first class, postage prepaid, addressed to the intended recipientat his, her or its last known address.



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        (n)  Statutory   Changes.    All  references   to   sections  of   the
Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections.

        (o)  Governing   Law.     This  Plan   shall be construed and enforced
according to the laws of the State of New York to the extent not preempted by Federal law.

      5. Termination and Amendment. The Board shall have the power at any time, in its discretion, to amend, abandon or terminate this Plan, in whole or in part; except that no amendment, abandonment or termination shall impair or abridge the obligations of RCSB to any Executive then designated as a Class A or Class B Executive under this Plan if such amendment, abandonment or termination is made within three years after a Change of Control or during the existence of a Potential Change in Control.

      6.  Certain Definitions.

        (a) "Annual Base Salary" means the higher of (a) an Executive's highest annual base salary in effect during the one-year period preceding a Change in Control, or (b) the Executive's highest annual base salary in effect during the one-year period preceding the Executive's Date of Termination.

        (b) "Annual Bonus" means the greater of the average annual amount paid to the Executive in cash as incentive or bonus pay during (i) the three-year period preceding a Change in Control or (ii) the three-year period preceding the Executive's Date of Termination.

        (c)  "Cause" means with respect to an Executive:

            (i) the willful and continued failure of the Executive to substantially perform the Executive's duties with the RCSB Entities (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of RCSB which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties; or

            (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the RCSB Entities.



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      For purposes of the preceding clauses (i) and (ii), no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the Executive's action or omission was in the best interests of the RCSB Entities. Any act, or failure to act, based upon prior approval given by the Board or upon the instruction or with the approval of the Chief Executive Officer or the Executive's superior or based upon the advice of counsel for RCSB or the RCSB Entities shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the
best  interests  of  the  RCSB  Entities.    The cessation of employment of an
Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in clause (i) or (ii) above, and specifying the particulars thereof in detail.

        (d) "Change in Control" means a change in control of a nature that would be required to be reported by RCSB Financial in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act or any successor provision (whether or not RCSB Financial is then subject to the requirements of the Exchange Act); provided that, without limitation, a Change in Control shall be deemed to have occurred if:

            (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of RCSB Financial representing twenty-five percent (25%) or more of the combined voting power of the RCSB Financial's then outstanding securities;

            (ii) During any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of RCSB Financial cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period;



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            (iii)    The stockholders   of  RCSB Financial approve a merger or
        consolidation of RCSB Financial with any other corporation, other than a merger or consolidation which would result in the voting securities of RCSB Financial outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of RCSB Financial or such surviving entity outstanding immediately after such merger or consolidation; or

            (iv)  RCSB  Financial or RCSB  Financial's stockholders approves a
        plan  of  complete   liquidation   or  an  agreement  for the sale or
        disposition (in one transaction or a series of transactions) of all or substantially all of RCSB's assets.

            A Change in Control shall exclude:

            (i)   A public stock offering;

            (ii) A sale of an equity interest in RCSB Financial to a group of investors which includes members of management of RCSB Financial at the time of such purchase; or

            (iii)  A convertible debt offering.

        (e)  "Code"  means   the  Internal   Revenue  Code of 1986, as amended
from time to time.

        (f) "Coverage Period" means the period commencing on an Executive's Date of Termination within two years following a Change in Control and ending on the second anniversary date of the Executive's Date of Termination (or, in the case of a Group A Executive, the third anniversary date thereof); provided, however, that an Executive's Coverage Period shall in all events terminate not later than the Executive's Mandatory Retirement Age.

        (g)  "Date  of   Termination"   means  the   date of termination of an
Executive's employment by the RCSB Entities.

        (h) "Disability" shall mean the absence of an Executive from the Executive's duties with the RCSB Entities on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected



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by  RCSB  or  its  insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably), provided that such absence shall constitute "Disability" only if the Executive is entitled to long-term disability benefits for the period of his disability after such 180 day period at least equal to 60% of his Annual Base Salary.

        (i)  "Exchange  Act"   means  the  Securities Exchange Act of 1934, as
amended from time to time.

        (j)  "Excise  Tax"   means  any excise  tax imposed under section 4999
of the Code.

        (k) "Good Reason" for termination by an Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by RCSB or any of the RCSB Entities, or failures by RCSB or any of the RCSB Entities to act, unless, in the case of any act or failure to act described below in clauses
(i), (ii), (iv), (v), or (vi) below, such act or failure to act is corrected prior to the Executive's Date of Termination:

            (i) the assignment to the Executive of any duties inconsistent with the Executive's status as officer of RCSB or an RCSB Entity or an adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control other than any such alteration primarily attributable to the fact that RCSB Financial may no longer be a public company;

            (ii) a reduction by RCSB or any RCSB Entity in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

            (iii) the transfer of the Executive to an employment location with RCSB or an RCSB Entity that is more than 35 miles from the Executive's employment location with RCSB or an RCSB Entity immediately prior to the Change in Control;

            (iv) the failure by RCSB or any RCSB Entity, without the Executive's consent, to pay to the Executive any portion of the Executive's current compensation within seven (7) days of the date such compensation is due;



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

            (v)  (A) the  failure  by  RCSB  or any RCSB Entity to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, including but not limited to stock option, restricted stock, and incentive compensation plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan; or (B) the failure by RCSB or any of the RCSB Entities to continue the
        Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control; or

            (vi)  (A) the  failure  by  RCSB  or  any of  the RCSB Entities to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the pension, life insurance, medical, health and accident, or disability plans maintained by the RCSB Entities in which the Executive was participating at the time of the Change in Control; (B) the taking of any action by RCSB or any of the RCSB Entities which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any aterial fringe benefit enjoyed by the Executive at the time of the Change in Control; or (C) the failure by the RCSB or any of the RCSB Entities to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with RCSB and the RCSB Entities in accordance with RCSB's and the RCSB Entities' normal vacation policies in effect at the time of the Change in Control.

        The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

        (l) "Mandatory Retirement Age" means age sixty-five (65) in the case of an Executive who has served for a minimum of two (2) years at a high level executive or high policy-making position and who is entitled to a nonforfeitable, immediate, annual employer-provided retirement benefit from any source, which is at least equal to a benefit, computed as a life annuity, of at least $44,000 per year (or such other amount as may be provided by future legislation). In the case of all other Executives, there shall be no Mandatory Retirement Age.



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
        (m) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) RCSB Financial or any of the RCSB Entities, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of any of the RCSB Entities, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or
(iv) a corporation owned, directly or indirectly, by the stockholders of RCSB Financial in substantially the same proportions as their ownership of stock of RCSB Financial.

        (n) "Potential Change in Control" shall be deemed to exist during any period in which any of the conditions set forth in the following paragraphs shall have been satisfied:

             RCSB Financial enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

            (ii) RCSB Financial or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute Change in Control; or

            (iii)  the  Board  adopts   a  resolution  to the effect that, for
        purposes of this Agreement, a Potential Change in Control exists.

        (o) "Retirement" means an Executive's termination of employment by the RCSB Entities on or after the Executive has attained age 65.

        (p)  "Severance   Benefits"   means   the   payments   and    benefits
provided for by Sections 3(a), 3(b), 3(c) and 3(e) hereof.

        (q) "Severance Factor" means three in the case of a Group A Executive and two on the case of a Group B Executive; provided however that an Executive's Severance Factor shall in no event exceed the number of years and fractions thereof from the Executive's Date of Termination until his Mandatory Retirement Date.

      7. Effective Date. This amended and restated plan shall be effective as of August 1, 1996.



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